ASSIGNMENT AND ASSUMPTION

and

MANAGEMENT AGREEMENT

This Assignment and Assumption and Management Agreement (this “Agreement) is made and entered into on May  24, 2007, by and among the following parties (each, a “Party” and collectively, the “Parties”):  ASAP Show, Inc., a Nevada corporation (the “Company”), ASAP Holdings, Inc., a Nevada corporation (the “Subsidiary”) and Frank Yuan (the “Manager”)..

WHEREAS, the Company is engaged in the business of organizing trade shows and other business activities further described below (the “Business”); and

WHEREAS, the Company operates the Business on leased premises located at 4349 Baldwin Ave., Unit A, El Monte, CA    (the “Premises”); and

WHEREAS, the Company has caused the Subsidiary to be formed and organized as the Company’s wholly owned subsidiary; and

WHEREAS,  the Company desires to transfer all of the assets of the Business to the Subsidiary and to cause the Subsidiary to assume all liabilities and obligations of the Business accrued as of the time of Closing, as more fully described herein;  and

WHEREAS, on the date of and immediately following the closing of the transactions contemplated by this Agreement,  the Company intends to consummate the closing of a share purchase and merger pursuant to the terms of a Share Purchase and Merger Agreement dated May 24, 2007 (the “Merger Agreement”) by and among the Company, Sino-American Petroleum Group, Inc. and others; and

WHEREAS, as a condition to consummation of the merger pursuant to the Merger Agreement, the Manager, who is the sole officers of the Company, must resign from his position in management of the Company; and

WHEREAS, the Subsidiary wishes to engage the Manager, and the Manager wishes to be engaged, to manage and operate the business of the Subsidiary, effective at the Time of Closing (defined herein) and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1:  TRANSFER AND ASSIGNMENT OF ASSETS

The “Business” includes four related segments, including the production of trade shows, the provision of private internet sourcing networks for the Company’s retail partners, the provision of a purchasing platform allowing US buyers to purchase merchandise produced overseas, and a logistics warehouse providing storage, shipping, and billing services for overseas manufacturers.  On the terms and subject to the conditions herein expressed, Company hereby sells, conveys, transfers, assigns, sets over and delivers to Subsidiary at the Time of Closing (as defined in Section 4.1), and Subsidiary assumes and accepts, all of the assets, rights and interests, tangible and intangible, of every kind, nature and description, then owned, possessed or operated by Company and used in the operation of the Business, wheresoever situate (collectively, the “Assets”), including without limitation the following:

1.1

Machinery and Equipment.  All machinery, equipment, computers and computer hardware, office furniture and fixtures, and other fixed or tangible assets;

1.2

Inventories.  All inventories, including without limitation merchandise, materials, component parts, production and office supplies, stationery and other imprinted material, promotional materials, and business records;

1.3

Licenses and Permits.  All licenses, permits and authorizations used by the Company to own and operate all of the Assets , to conduct the Business and to occupy the Premises for the purpose of conducing the Business thereon;

1.4

 Intangible Property.  All intangible assets of Company which are transferable including, but not limited to, customer and supplier lists, privileges, permits, licenses, software and software licenses, certificates, commitments, goodwill, registered and unregistered patents, trademarks, service marks and trade names, and applications for registration thereof and  the goodwill associated therewith, including without limitation the exclusive right to use the name ASAP Show or derivations thereof in the Business, the right to receive mail related to the Business and the Assets which is addressed to the Company, and the right to telephone numbers used at the Premises in the Business;

1.5

Cash and Accounts Receivable.  All accounts receivable, deposit accounts, cash and cash equivalents and securities owned by the Company including, without limitation, the cash proceeds of the Share Purchase received by the Company pursuant to the Merger Agreement;

1.6

Contract Rights.  All rights and benefits of or in favor of Company resulting or arising from any contracts, purchase orders, sales orders, forward commitments for goods or services, leases (including security deposits held by the landlord pursuant to the lease of the Premises), franchise or license agreements, beneficial interests in covenants not to compete or confidentiality covenants, the rights of Company related to any other agreements whatsoever which arise out of the operation of the Business; and

1.7

Claims. Claims made in lawsuits and other proceedings filed by the Company, judgments and settlements in the Company’s favor, rights to refunds, including rights to and claims for federal and state income and franchise tax refunds and refunds of other taxes paid based upon or measured by the income of the Business prior to the Closing, and insurance policies and rights accrued thereunder.

ARTICLE 2:  ASSUMPTION OF LIABILITIES

2.1

Scope of Liabilities Assumed. Subsidiary shall assume, pay, perform or discharge any and all debts, liabilities or obligations of any nature of Company, whether contingent or fixed and whether known or unknown, arising from the ownership or operation of the Assets or the Business and the occupation of the Premises which have accrued at the Time of Closing including, without limitation, all obligations of the Company to the Manager arising in connection with the line of credit in the maximum amount of $1,100,000 extended by the Manager to the Company; and Subsidiary shall promptly provide for payment, performance and discharge of the same in accordance with their terms.

ARTICLE 3:  COLLECTION OF ACCOUNTS RECEIVABLE

3.1

Right to Collect.  Following the closing, Subsidiary shall have the right to collect the accounts receivables of the Company and to settle, compromise, sue for collection, or take any action whatsoever with respect to the receivables.   Company shall cooperate with Subsidiary in notifying customers as to any payment instructions or change of address that Subsidiary may wish to communicate to the customers.  In the event Company receives payment of any receivable transferred to the Subsidiary, it shall promptly endorse such payment and deliver it over to the Subsidiary.

ARTICLE 4:  THE CLOSING

4.1

The Closing.  The closing of the transactions contemplated in this Agreement (“Closing”) shall take place simultaneously with the closing of the transactions contemplated under the Merger Agreement.    The effective time of closing is referred to herein as the “Time of Closing.”

4.2

Deliveries by Company.  At Closing, Company shall deliver to Subsidiary, in addition to all other items specified elsewhere in this Agreement, the following:

(a)

Such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be required or as may be desirable to vest in Subsidiary, its successors and assigns, all right, title and interest in and to the Assets, subject to any and all mortgages, pledges, liens, encumbrances, equities, charges, conditional sale or other title retention agreements, assessments, covenants, restrictions, reservations, commitments, obligations, or other burdens or encumbrances of any nature whatsoever that exist at the Time of Closing;

(b)

All of the files, documents, papers, agreements, books of account and records pertaining to the Assets and the Business;

(c)

Actual possession and operating control of the Assets;  and

(d)

To the extent required, the consents of third parties to the assignment and transfer of any of the Assets.

4.3

Deliveries by Subsidiary.  At Closing, the Subsidiary shall deliver to the Company, any  instruments, in addition to this Agreement, as the Company deems necessary or desirable fully to secure the assumption by the Subsidiary, its successors and assigns, of all liabilities and obligations of the Company, as described Section 2.1 hereof.

ARTICLE 5:  COVENANTS ON AND SUBSEQUENT TO THE CLOSING DATE

On and after the Closing Date, Subsidiary and Company (as the case may be) covenant as follows:

5.1

Pay Creditors.  Following the Closing, Subsidiary shall pay all payables and other obligations of Company assumed hereunder by the Subsidiary, as such obligations become due in the ordinary course of business.

5.2

Lawsuits.  Without limiting the generality of Section 2.01, following the Closing, the Subsidiary shall continue the defense of any and all lawsuits or other claims filed or threatened against the Company, including the cross complaint filed against the Company by Maureen Storch et al and the claim for indemnification threatened by Cyber Merchants Exchange, Inc.

5.3

Insurance Policies.  Subsidiary shall name the Company as an additional insured on all insurance policies transferred by the Company or any other insurance policies covering the period prior to the Time of Closing.

5.4

Right to Inspect Records.  The Subsidiary shall permit the Company and its agents to have reasonable access to the books and accounts of the Subsidiary (at the expense of the Company) for the purpose of filing tax returns, preparing filings required by the Securities and Exchange Commission, and all other legitimate purposes.

5.5

Execution of Further Documents.   Upon the request of either party, the other party shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, assumptions, undertakings, transfers, conveyances, title certificates, powers of attorney and assurances as may be required , in the case of Subsidiary, to convey and transfer to, and vest in, Subsidiary all of Company’s right, title and interest in the Assets, and in the case of the Company, to secure the assumption of the Company’s obligations and liabilities arising as of the Time of Closing.

ARTICLE 6: MANAGEMENT AND OPERATION OF SUBSIDIARY

6.1

Titles. The Subsidiary hereby engages the Manager to manage and operate its business.  The Board of Directors of the Subsidiary shall consist of the following individuals:  Frank Yuan, Charles Rice, Deborah Shamaley and James Vandeberg (the “Board”).  In addition, the Manager shall serve as the sole officer of the Subsidiary and shall have the following titles:  President, Chief Executive Officer, Chief Financial Officer and Secretary.

6.2

Duties.

The Manager agrees that he will manage and operate the business of the Subsidiary to the best of his abilities and will devote such time and effort as necessary to fulfill his duties under this Agreement.    In addition to his general duties, the Manager shall use all reasonable efforts to cause a registration statement for a public offering and sale of the common stock of the Subsidiary (“Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) and declared effective.

6.3

Management of Subsidiary.  The Company agrees that the Board and the Manager will have exclusive authority over the operations of the Subsidiary, except that the Company shall be entitled to intervene in the event that a breach of the covenants in this Agreement or any conduct by the Board or the Manager in the course of operating the Subsidiary threatens the Company with material harm or material liability of any kind.  (In any such event, the Company shall be entitled to remove the Board and Manager as directors and officers of the Subsidiary and to elect a new Board of Directors.)   The Manager shall maintain such books and records of the operations of the Subsidiary as are required by the Rules of the SEC, and shall prepare quarterly and annual financial statements promptly so as to permit the Company to file periodic reports with the SEC according to SEC Rules

6.4

Company’s Covenants; Spin Off of Subsidiary.  The Company shall not cause any funds or assets of the Subsidiary to be paid or transferred to the Company, nor shall the Company cause the

Subsidiary to issue any capital stock of any class or series or any options, warrants or rights to acquire capital stock of the Subsidiary whether for additional consideration or on conversion.  Subject to the provisions of the Nevada Revised Statutes, the Company agrees that, immediately upon the declaration of effectiveness of the Registration Statement, it shall declare a dividend in the form of all of the shares of common stock of the Subsidiary, and that such dividend shall be payable to the holders of common stock of the Company (and not to holders of any other class of stock of the Company).

ARTICLE 7:  INDEMNIFICATION

7.1

Indemnification by Company.  From and after the Closing, the Company shall indemnify and save Subsidiary, its officers and directors, and their respective successors, assigns, heirs and legal representatives (“Subsidiary Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, without limitation, actual attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim incurred by or asserted against any Subsidiary Indemnitee due to or resulting from a violation or default by Company with respect to any of Company’s covenants, obligations or agreements hereunder or  any losses or expenses incurred in connection with, or payments by Subsidiary of, any debts, obligations or liabilities of Company arising after the Time of  Closing.

7.2

Indemnification by Subsidiary and Manager.  From and after the Closing, the Subsidiary and the Manager shall, jointly and severally, indemnify and save Company, its officers and directors, and their respective successors, assigns, heirs and legal representatives (“Company Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, without limitation, actual attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim, incurred by or asserted against any Company Indemnitee due to or resulting from a violation or default by Subsidiary with respect to any of Subsidiary’s covenants, obligations or agreements hereunder and any losses or expenses incurred in connection with, or payments by Company of the debts, liabilities and obligations assumed by the Subsidiary hereunder or the debts, liabilities and obligations of, the Subsidiary arising after the Time of Closing.

7.3

Indemnification Procedures.

(a)

The party seeking indemnification (“Indemnified Party”) shall give the indemnifying party (“Indemnifying Party”) notice (a “Claim Notice”) of its indemnification claim which notice shall (i) be in writing, (ii) include the basis for the indemnification, and (iii) include the amount Indemnified Party believes is the amount to be indemnified, if reasonably possible.

(b)

 Indemnifying Party shall be deemed to accept Indemnified Party’s claim unless, within twenty (20) business days after receipt of any Claim Notice, Indemnifying Party delivers to Indemnified Party notice of non-acceptance of the indemnification claim, which must (a) be in writing and (b) include the basis for the disagreement.

(c)

 The parties shall attempt in good faith to resolve any issues concerning liability and the amount of such claim and any issues which they cannot resolve within thirty (30) days after delivery of the notice of non-acceptance pursuant to Section 7.3(b) shall be settled by arbitration in accordance with the rules of the American Bar Association, by a sole arbitrator located in California or such other location as the parties shall agree, whose determination shall be final and binding on the parties hereto.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall have the authority to award legal fees, arbitration costs and other expenses, in whole or in part, to the prevailing party.

ARTICLE 8:  MISCELLANEOUS

8.1

  Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, assignees, heirs and legal representatives.

8.2

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.3

Amendment, Modification and Waiver.    Any Party hereto may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any Party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing and signed by the Party or Parties to be charged.

8.4

Entire Agreement.  This Agreement and the exhibits, schedules and other documents expressly provided hereunder or delivered herewith represent the entire understanding of the parties.

8.5

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)

If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to the Company, to:

Huakang Zhou

18 Kimberly Court

East Hanover, NJ  07936

Telephone:  973-462-8777

Facsimile:   973-966-8870

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY 10533

Telephone:  914-693-3026

Facsimile:   914-693-1807

If to the Subsidiary or the Manager, to:

ASAP, Inc.

c/o Frank Yuan

4349 Baldwin Ave., Unit A

El Monte, CA 91731

Telephone:  626-636-2530 Ext. 109

Facsimile:  626-636-2536

with a copy to (which shall not constitute notice):

James Vanderberg, Esq.

The Otto Law Group, PLLC

601 Union St., Suite 4500

Seattle, WA   98101

Telephone:  206-262-9545 Ext. 215

Facsimile:  206-262-9513

Each Party may change its address by written notice in accordance with this Section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on May 24, 2007.

ASAP Show, Inc.

By: /s/ Frank Yuan

Frank Yuan, Chief Executive Officer

ASAP Holdings, Inc.

By: /s/ Frank Yuan

Frank Yuan, Chief Executive Officer

MANAGER:

 /s/ Frank Yuan

Frank Yuan